Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-163411 of our report dated November 30, 2009, relating to the consolidated balance sheet dated November 13, 2009 of Wells Real Estate Investment Trust III, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 23, 2010